Exhibit 99.4

ESSA PHARMA INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States dollars)

(Unaudited)

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2020

The accompanying unaudited condensed consolidated interim financial statements do not include all information and footnotes required for a complete set of annual financial statements prepared in accordance with United States generally accepted accounting principles. However, in the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of the results of operations for the relevant periods have been made. Results for the interim periods are not necessarily indicative of the results to be expected for the year or any other period. These financial statements should be read in conjunction with the summary of accounting policies and the notes to the audited annual consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2020, a copy of which has been filed with the U.S. Securities and Exchange Commission. These policies have been applied on a consistent basis.

ESSA PHARMA INC.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

(Expressed in United States dollars)

(Unaudited)

	June 30, 2020	September 30, 2019
ASSETS

Current
Cash and cash equivalents	$36,482,049	$53,322,723
Receivables	348,609	360,800
Prepaids (Note 4)	912,952	615,485
Operating lease right-of-use assets (Note 5)	82,743	—

	37,826,353	54,299,008

Deposits	274,085	274,085

Total assets	$38,100,438	$54,573,093

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities	$1,180,565	$1,565,789
Current portion of operating lease liability (Note 5)	87,283	—
Current portion of long-term debt (Note 6)	—	3,708,955
Income tax payable	—	300,000

	1,267,848	5,574,744

Derivative liabilities (Note 7)	76,762	16,520

Total liabilities	1,344,610	5,591,264

Shareholders’ equity
Authorized
Unlimited common shares, without par value
Unlimited preferred shares, without par value
Common shares 20,841,261 issued and outstanding (September 30, 2019 – 20,762,374) (Note 8)	79,102,279	78,545,108
Additional paid-in capital (Note 8)	36,146,990	30,038,134
Accumulated other comprehensive loss	(2,076,479)	(2,076,479)
Accumulated deficit	(76,416,962)	(57,524,934)

	36,755,828	48,981,829

Total liabilities and shareholders’ equity	$38,100,438	$54,573,093

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ESSA PHARMA INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in United States dollars)

(Unaudited)

	For the three months ended June 30,		For the nine months ended June 30,
	2020	2019	2020	2019
OPERATING EXPENSES
Research and development	$2,703,704	$1,951,084	$9,909,288	$4,691,484
Financing costs (Notes 5 and 6)	197,102	139,300	500,972	484,069
General and administration	2,171,020	1,208,591	9,173,793	4,208,763

Total operating expenses	(5,071,826)	(3,298,975)	(19,584,053)	(9,384,316)

Foreign exchange	10,937	2,599	(685)	(17,781)
Interest income	172,346	—	478,952	—
Derivative liability (loss) gain (Note 7)	(36,285)	14,063	(60,242)	10,302

Loss for the period before taxes	(4,924,828)	(3,282,313)	(19,166,028)	(9,391,795)

Income tax recovery (expense)	—	(16,000)	274,000	(37,920)

Loss and comprehensive loss for the period	$(4,924,828)	$(3,298,313)	$(18,892,028)	$(9,429,715)

Basic and diluted loss per common share	$(0.24)	$(0.52)	$(0.91)	$(1.49)

Weighted average number of common shares outstanding – basic and diluted	20,824,568	6,383,737	20,802,026	6,333,351

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ESSA PHARMA INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

(Expressed in United States dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(18,892,028)	$(9,429,715)
Items not affecting cash and cash equivalents:
Amortization of right-of-use asset	82,743	—
Accretion of lease liability	10,893	—
Derivative liability (gain) loss	60,242	(10,302)
Finance expense	211,079	484,069
Unrealized foreign exchange	15,396	13,236
Share-based payments	6,347,186	907,989
Income tax recovery	(278,000)	—

Changes in non-cash working capital items:
Receivables	12,971	25,594
Prepaids	(297,467)	297,386
Accounts payable and accrued liabilities	(83,185)	617,027
Income tax payable	(22,000)	(4,722)

Net cash used in operating activities	(12,832,170)	(7,099,438)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits	—	201,399

Net cash used in investing activities	—	201,399

CASH FLOWS FROM FINANCING ACTIVITIES
Lease payments	(89,096)	—
Share issuance costs	(314,603)	—
Deferred costs	—	(630,567)
Options exercised	915	—
Warrants exercised	247,864	—
Shares purchased through employee share purchase plan	80,714	—
Loan principal repaid	(3,199,799)	(2,085,345)
Loan final payment paid	(688,000)	—
Interest and financing costs paid	(32,235)	(322,719)

Net cash provided by financing activities	(3,994,240)	(3,038,631)

Effect of foreign exchange on cash and cash equivalents	(14,264)	(18,064)

Change in cash and cash equivalents for the period	(16,840,674)	(9,954,734)

Cash and cash equivalents, beginning of period	53,322,723	14,829,144

Cash and cash equivalents, end of period	$36,482,049	$4,874,410

Supplemental Disclosure with respect to Cash Flows (Note 9)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ESSA PHARMA INC.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in United States dollars)

(Unaudited)

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2020

					Accumulated
				Additional	other
	Number	Common	Obligation to	paid-in	comprehensive
	of shares	shares	Issue shares	capital	loss	Deficit	Total
Balance, September 30, 2019	20,762,374	$78,545,108	$—	$30,038,134	$(2,076,479)	$(57,524,934)	$48,981,829
Share issuance costs	—	(3,598)	—	(7,054)	—	—	(10,652)
Funds received for warrant exercise	—	—	227,864	—	—	—	227,864
Share-based payments	—	—	—	1,253,621	—	—	1,253,621
Loss for the period	—	—	—	—	—	(4,613,273)	(4,613,273)

Balance, December 31, 2019	20,762,374	$78,541,510	$227,864	$31,284,701	$(2,076,479)	$(62,138,207)	$45,839,389
Warrants exercised	61,965	422,195	(227,864)	(174,331)	—	—	20,000
Share-based payments	—	—	—	3,584,617	—	—	3,584,617
Loss for the period	—	—	—	—	—	(9,353,927)	(9,353,927)

Balance, March 31, 2020	20,824,339	$78,963,705	$—	$34,694,987	$(2,076,479)	$(71,492,134)	$40,090,079
Options exercised	416	1,648	—	(733)	—	—	915
Shares issued through employee share purchase plan	16,506	136,926	—	(56,212)	—	—	80,714
Share-based payments	—	—	—	1,508,948	—	—	1,508,948
Loss for the period	—	—	—	—	—	(4,924,828)	(4,924,828)

Balance, June 30, 2020	20,841,261	$79,102,279	$—	$36,146,990	$(2,076,479)	$(76,416,962)	$36,755,828

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ESSA PHARMA INC.

CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in United States dollars)

(Unaudited)

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2019

				Accumulated
			Additional	other
	Number	Common	paid-in	comprehensive
	of shares	shares	capital	loss	Deficit	Total
Balance, September 30, 2018	5,776,098	$40,205,997	$15,573,597	$(2,076,479)	$(44,768,102)	$8,935,013
warrants exercised	535,000	2,140,000	(2,140,000)	—	—	—
Share-based payments	—	—	336,217	—	—	336,217
Loss for the period	—	—	—	—	(2,707,405)	(2,707,405)

Balance, December 31, 2018	6,311,098	$42,345,997	$13,769,814	$(2,076,479)	$(47,475,507)	$6,563,825
Share-based payments	—	—	316,407	—	—	316,407
Loss for the period	—	—	—	—	(3,423,997)	(3,423,997)

Balance, March 31, 2019	6,311,098	$42,345,997	$14,086,221	$(2,076,479)	$(50,899,504)	$3,456,235
Warrants exercised	1,652,530	6,617,066	(6,615,996)	—	—	1,070
Share-based payments	—	—	255,365	—	—	255,365
Loss for the period	—	—	—	—	(3,298,313)	(3,298,313)

Balance, June 30, 2019	7,963,628	$48,963,063	$7,725,590	$(2,076,479)	$(54,197,817)	$414,357

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

1.	NATURE OF OPERATIONS

Nature of Operations

ESSA Pharma Inc. (the “Company”) was incorporated under the laws of the Province of British Columbia on January 6, 2009. The Company’s head office address is Suite 720 – 999 West Broadway, Vancouver, BC, V5Z 1K5. The registered and records office address is the 26th Floor at 595 Burrard Street, Three Bentall Centre, Vancouver, BC, V7X 1L3. The Company is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EPIX”. On October 30, 2020 the Company’s common shares delisted in Canada from the TSX Venture Exchange (“TSX-V”).

The Company is focused on the development of small molecule drugs for the treatment of prostate cancer. The Company has acquired a license to certain patents (the “NTD Technology”) which were the joint property of the British Columbia Cancer Agency and the University of British Columbia. As at June 30, 2020, no products are in commercial production or use.

Acquisition of Realm Therapeutics plc

On July 31, 2019, the Company acquired all of the issued and outstanding shares of Realm Therapeutics plc (“Realm”) pursuant to a Scheme of Arrangement as sanctioned on July 29, 2019 by the High Court of Justice in England and Wales (the “Realm Acquisition”) (Note 3).

2.	BASIS OF PRESENTATION

Basis of Presentation

These accompanying unaudited condensed consolidated interim financial statements, including comparatives, have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (“IFRS”) as permitted by securities regulators in Canada, as well as in the United States under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (“SEC”). At the end of the second quarter of 2020, the Company determined that it no longer qualified as a Foreign Private Issuer under the SEC rules. As a result, beginning October 1, 2020 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to U.S. GAAP was made retrospectively for all periods from the Company’s inception. In conjunction with the transition, the Company is refiling the interim financial information included herein to comply with Canadian securities regulations.

Certain information and footnote disclosure required by U.S. GAAP for complete annual financial statements have been omitted and, therefore, these condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended September 30, 2020, included in the Company’s Annual Report on Form 10-K, filed with the SEC. In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly, in all material respects, the Company’s consolidated financial position, results of operations, cash flows and changes in equity for the interim periods presented. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

All amounts expressed in these accompanying consolidated financial statements and the accompanying notes are expressed in United States dollars, except per share data and where otherwise indicated. References to “$” are to United States dollars and references to “C$” are to Canadian dollars.

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

2.	BASIS OF PRESENTATION (cont’d…)

Basis of Consolidation and Functional Currency

Consolidation

The accounts of subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Inter-company transactions, balances and unrealized gains or losses on transactions are eliminated upon consolidation. The consolidated financial statements comprise the accounts of ESSA Pharma Inc., the parent company, and its wholly owned subsidiaries.

Functional Currency

The functional currency of an entity is the currency of the primary economic environment in which the entity operates.

The functional currency of the Company and its subsidiaries have been determined as follows:

	Country of	Effective	Functional
	Incorporation	Interest	Currency
ESSA Pharma Inc.	Canada	—	US Dollar
ESSA Pharmaceuticals Corp.	USA	100%	US Dollar
Realm Therapeutics plc (1)	United Kingdom	100%	Pound Sterling
Realm Therapeutics Inc. (1)	USA	100%	US Dollar

(1)	In the process of liquidation and dissolution as at June 30, 2020.

Leases

The Company adopted the new lease standard on October 1, 2019 and used the effective date as the date of initial adoption. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for earlier periods. Adoption of ASU 2016-02 resulted in the recording of operating lease right-of-use assets and associated lease liabilities of $165,486 (Note 5) as of October 1, 2019 on the consolidated balance sheet with no cumulative impact to accumulated deficit and did not have a material impact on the Company’s result of operations or cash flows.

Recently accounting pronouncements not yet adopted

ASU 2018-13 – Fair Value Measurement (Topic 820-10)

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820-10): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which changes the fair value measurement disclosure requirements of ASC Topic 820, Fair Value Measurements and Disclosures. Under this ASU, certain disclosure requirements for fair value measurements are eliminated, amended or added. These changes aim to improve the overall usefulness of disclosures to financial statement users and reduce unnecessary costs to companies when preparing the disclosures. The guidance is effective for the Company beginning on October 1, 2020 and prescribes different transition methods for the various provisions. The Company does not expect the adoption of ASU 2018-13 to have a material impact on its financial statements and disclosures.

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

2.	BASIS OF PRESENTATION (cont’d…)

Recently accounting pronouncements not yet adopted (cont’d…)

ASU 2019-12 – Income Taxes (Topic 740)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes by removing certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new ASU also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates. These changes aim to improve the overall usefulness of disclosures to financial statement users and reduce unnecessary costs to companies when preparing the disclosures. The guidance is effective for the Company beginning on October 1, 2021 and prescribes different transition methods for the various provisions. The Company does not expect the adoption of ASU 2019-12 to have a material impact on its financial statements and related disclosures.

ASU 2016-13 – Financial Instruments-Credit Losses (Topic 326)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost, including trade receivables. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of forward-looking information to calculate credit loss estimates. This guidance is effective for annual reporting periods beginning after December 15, 2019, with early adoption permitted. Entities will apply the amendments using a modified retrospective approach. The Company does not expect the adoption of ASU 2016-13 to have a material impact on its financial statements and related disclosures.

ASU 2020-06 – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.” ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2)  convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting.

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

3.	REALM ACQUISITION

On July 31, 2019, the Company acquired all of the issued and outstanding shares of Realm. Realm shareholders received a total of 6,718,150 common shares of the Company (“New ESSA Shares”) at a ratio of 0.05763 of a New ESSA Share per share of Realm (or 1.4409 New ESSA Shares for every one Realm ADS, representing 25 Realm shares). The fair value of the Realm net assets on July 31, 2019, substantially all of which consisted of cash, was $20,247,296. Additionally, the Company incurred issuance costs of $1,925,145.

Realm is not considered to be a business under the definitions of ASU 2017-01; accordingly, the Realm Acquisition is accounted for as a financing transaction. The shares issued in connection with the acquisition of Realm were valued on the basis of the value of assets received.

Net assets of Realm acquired:
Cash	$22,244,248
Receivables and other current assets	240,000
Accounts payable and accrued liabilities	(2,236,952)
Total net assets	$20,247,296

4.	PREPAIDS

	June 30, 2020	September 30, 2019
Prepaid insurance	$104,291	$524,257
Other deposits and prepaid expenses	808,661	91,228

Balance, end of period	$912,952	$615,485

5.	OPERATING LEASE

In March 2018, the Company signed an office lease with a three-year term. With the adoption of ASC 842, the Company has recorded an operating lease right-of-use asset and corresponding lease liability. Operating lease cost under this lease is recognized on a straight-line basis over the term of the lease. The Company’s operating leases included on the balance sheet are as follows:

Operating lease right-of-use asset
Balance, September 30, 2018 and 2019	$—
Adoption of ASC 842 (Note 2)	165,486
Amortization	(82,743)

Balance, June 30, 2020	$82,743

Operating lease liabilities
Balance, September 30, 2018 and 2019	$—
Adoption of ASC 842 (Note 2)	165,486
Accretion	10,893
Lease payments	(89,096)

Balance, June 30, 2020	$87,283

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

5.	OPERATING LEASE (cont’d…)

The Company recognizes a right-of-use asset for the right to use the underlying asset for the lease term, and a lease liability, which represents the present value of the Company’s obligation to make payments over the lease term. The present value of the lease payments is calculated using an incremental borrowing rate as the Company’s leases do not provide an implicit interest rate. At June 30, 2020, the Company’s incremental borrowing rate was 12.0% and the remaining lease term was 9 months.

Operating lease costs of $89,096 and accretion expense of $10,893 have been recorded in “general and administrative expenses” and “financing costs” in the statement of operations and comprehensive loss respectively.

6.	LONG-TERM DEBT

On November 18, 2016, Silicon Valley Bank (“SVB”) entered into a $10,000,000 capital term loan facility agreement (“SVB Term Loan”) with the Company. The Company drew down $8,000,000 from the SVB Term Loan. The option to draw an additional $2,000,000 lapsed on July 31, 2017.

The SVB Term Loan bore interest at the Wall Street Journal Prime Rate (“WSJ Prime Rate”) plus 3% per annum and with a maturity date of September 1, 2020. The SVB Term Loan required a final payment of 8.6% of the amount advanced (“Final Payment”), due upon the earlier of the maturity or termination of the SVB Term Loan. The Company was required to make interest only payments until December 31, 2017. The SVB Term Loan contained a voluntary prepayment option whereby the principal amount can be prepaid in whole, or in part, for a fixed fee if a prepayment is made on or before the second anniversary of the SVB Term Loan. In the period ended June 30, 2020, the Company repaid the SVB Term Loan in full totalling $3,708,955, comprising $3,199,799 in principal, $32,235 in accrued interest, $211,079 in financing costs and the Final Payment of $688,000.

In connection with the $8,000,000 draw, the Company granted an aggregate of 7,477 warrants to SVB (the “SVB Warrants”), exercisable at a price of $42.80 per share for a period of seven years until November 18, 2023, with a fair value of $167,022. The Company incurred total additional transaction costs of $220,898 related to the SVB Term Loan and First Amendment. The transaction costs and Final Payment were being amortized into profit and loss over the estimated term of the facility, being the legal term, resulting in an effective interest rate of 12.6% (2019 - 12.19%).

The SVB Term Loan was fully repaid during the fiscal period.

SVB Term
Loan
Balance, September 30, 2018	$6,316,963
Principal repaid	(2,808,823)
Interest paid	(401,929)
Accretion	602,744

Balance, September 30, 2019	$3,708,955

Principal repaid	(3,199,799)
Interest paid	(32,235)
Accretion	211,079
Final payment	(688,000)

Balance, June 30, 2020	$—

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

7.	DERIVATIVE LIABILITIES

In January 2016, the Company completed a private placement of 227,273 units of the Company at $66.00 per unit (“Unit”) for gross proceeds of $14,999,992. Each Unit consisted of one common share of the Company, one 7-year cash and cashless exercise warrant (the “7-Year Warrants”), and one half of one 2-year cash exercise warrant (the “2-Year Warrants”). The 7-Year Warrants and 2-Year Warrants have an exercise price of $66.00 per common share (collectively, the “2016 Warrants”). The holders of the 7-Year Warrants may elect, in lieu of exercising the 7-Year Warrants for cash, a cashless exercise option, in whole or in part, to receive common shares equal to the fair value of the 7-Year Warrants based on the number of 7-Year Warrants to be exercised multiplied by a ten-day weighted average market price less the exercise price with the difference divided by the weighted average market price. If a warrant holder exercises this option, there will be variability in the number of shares issued per 7-Year Warrant.

Additionally, the 2016 Warrants contain provisions which may require the Company to redeem the 2016 Warrants, at the option of the holder, in the event of a major transaction, such as a change of control or sale of the Company’s assets (“Major Transaction”). The redemption value would be subject to a Black-Scholes valuation at the time of exercise. In the event the consideration for a Major Transaction payable to the common shareholders is in cash, in whole or in part, the redemption of the 2016 Warrants would be made in cash pro-rata to the composition of the consideration. The potential for a cash settlement for the 2016 Warrants outside the control of the Company, in accordance with U.S. GAAP, requires the 2016 Warrants to be treated as financial liabilities measured at fair value through profit or loss. The 2016 Warrants are not traded in an active market.

Valuation

The Company uses the Black-Scholes option pricing model to estimate fair value. The following weighted average assumptions were used to estimate the fair value of the derivative warrant liabilities on September  30, 2019 and June 30, 2020:

	June 30, 2020		September 30, 2019
Risk-free interest rate	0.23%		1.55%
Expected life	2.54	years	3.29	years
Expected annualized volatility	86.9%		74.8%
Dividend	—		—
Liquidity discount	20%		20%

Sensitivity

The derivative warrants are a recurring Level 3 fair value measurement. The key level 3 inputs used by management to determine the fair value are the market price, expected volatility and liquidity discount. If the market price were to increase by a factor of 10% this would increase the obligation by approximately $18,512 as at June 30, 2020. If the market price were to decrease by a factor of 10% this would decrease the obligation by approximately $16,566 as at June 30, 2020. If the volatility were to increase by 10%, this would increase the obligation by approximately $41,579 as at June 30, 2020. If the volatility were to decrease by 10%, this would decrease the obligation by approximately $32,589 as at June 30, 2020.

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

7.	DERIVATIVE LIABILITIES (cont’d…)

The following table is a continuity schedule of changes to the Company’s derivative liabilities:

Total
Balance, September 30, 2018	$17,679
Change in fair value	(1,159)

Balance, September 30, 2019	$16,520
Change in fair value	60,242

Balance, June 30, 2020	$76,762

Derivatives with expected life of less than one year	$—
Derivatives with expected life greater than one year	$76,762

8.	SHAREHOLDERS’ EQUITY

Authorized

Unlimited common shares, without par value.

Unlimited preferred shares, without par value.

August 2019 Financing

On August 27, 2019, the Company closed a public offering of equity securities of the Company in Canada and a concurrent private placement of equity securities in the United States (the “August 2019 Financing”). The Company issued a total of 6,080,596 common shares and 11,919,404 pre-funded warrants in lieu of common shares of the Company at a price of $2.00 per security for aggregate gross proceeds of $36,000,000. Each pre-funded warrant entitles the holder thereof to acquire one common share at a nominal exercise price for a period of five years. In connection with the August 2019 Financing, the Company paid cash commissions of $1,978,770 and incurred other transaction costs of $698,162.

Realm Acquisition

On July 31, 2019, the Company issued 6,718,150 shares in relation to the Realm Acquisition (Note 3).

Nomination Rights

In connection with a January 2016 private placement of 227,273 Units, a Unit consisting of one common share, one 7-year warrant and one-half of one 2-year warrant, of the Company, Clarus Lifesciences III, L.P. (“Clarus”) acquired 106,061 common shares. Clarus is entitled to nominate two directors to the board of directors of the Company, one of which must be an independent director and preapproved by the Company. These nomination rights will continue for so long as Clarus holds greater than or equal to 53,030 common shares, subject to adjustment in certain circumstances.

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

8.	SHAREHOLDERS’ EQUITY (cont’d…)

Equity incentive plans

Restricted share units plan

The Company has adopted a Restricted Share Unit Plan (“RSU Plan”) consistent with the policies and rules of the TSX-V and Nasdaq. Pursuant to the RSU Plan, RSUs may be granted with vesting criteria and periods are approved by the Board of Directors at its discretion. The RSUs issued under the RSU Plan may be accounted for as either equity-settled or cash-settled share-based payments. At June 30, 2020, there are no RSUs outstanding.

As at June 30, 2020 the Stock Option Plan and RSU Plan have a combined maximum of 6,251,469 common shares which may be reserved for issuance.

Employee Share Purchase Plan

The Company has adopted an Employee Share Purchase Plan (“ESPP”) under which qualifying employees may be granted purchase rights (“Purchase Rights”) to the Company’s common shares at not less of 85% of the market price at the lesser of the date the Purchase Right is granted or exercisable. The Company currently holds offerings consisting of six-month periods commencing on January 1 and July 1 and ending on June 30 and December 31 of each calendar year. As at June 30, 2020, the ESPP has a maximum of 268,381 (September 30, 2019 – 284,887) common shares reserved for issuance.

Eligible employees are able to contribute up to 15% of their gross base earnings for purchases under the ESPP through regular payroll deductions. Purchase of shares under the ESPP are limited for each employee at $25,000 worth of the Company’s common shares (determined using the lesser of (i) the market price of a common share on the first day of an applicable purchase period and (ii) the market price of a common share on the purchase date) for each calendar year in which a purchase right is outstanding.

During the period ended June 30, 2020, the Company issued a total of 16,506 (2019 – Nil) common shares upon the exercise of Purchase Rights. The Company recognizes compensation expense for purchase rights on a straight-line basis over the service period.

	For the three months ended June 30,		For the nine months ended June 30,
	2020	2019	2020	2019
Research and development expense	$19,414	$—	$19,414	$—
General and administrative	45,467	—	45,467	—
	$64,881	$—	$64,881	$—

The Company measures the purchase rights based on their estimated grant date fair value using the Black-Scholes option pricing model and the estimated number of shares that can be purchased. The following weighted average assumptions were used for the valuation of purchase rights:

	2020	2019
Risk-free interest rate	1.7%	—
Expected life of options	6 months	—
Expected annualized volatility	95.68%	—
Dividend	—	—

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

8.	SHAREHOLDERS’ EQUITY (cont’d…)

Stock options

The Company has adopted a Stock Option Plan consistent with the policies and rules of the TSX-V and Nasdaq. Pursuant to the Stock Option Plan, options may be granted with expiry terms of up to 10 years, and vesting criteria and periods are approved by the Board of Directors at its discretion. The options issued under the Stock Option Plan are accounted for as equity-settled share-based payments.

Stock option transactions are summarized as follows:

		Weighted
	Number	Average
	of Options	Exercise Price*
Balance, September 30, 2018	900,459	$4.88
Options granted	255,000	3.77
Options expired/forfeited	(32,998)	(4.10)

Balance, September 30, 2019	1,122,461	$4.59
Options granted	4,218,000	3.31
Options exercised	(416)	(2.20)
Options expired/forfeited	(30,461)	(28.46)

Balance outstanding, June 30, 2020	5,309,584	$3.42
Balance exercisable, June 30, 2020	1,477,933	$3.55

*	Options exercisable in Canadian dollars as at June 30, 2020 are translated at current rates to reflect the current weighted average exercise price in US dollars for all outstanding options.

At June 30, 2020, options were outstanding enabling holders to acquire common shares as follows:

			Weighted average remaining
	Exercise price	Number of options	contractual life (years)
	$2.20	4,584	8.95
	$3.23	3,953,000	9.22
	$3.58	12,000	0.30
	$3.59	40,000	9.30
	$3.81	193,000	8.40
	$4.00	552,500	7.47
	$4.67	225,000	9.34
C$	4.90	284,500	7.31
C$	5.06	45,000	8.62
		5,309,584	8.88

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

8.	SHAREHOLDERS’ EQUITY (cont’d…)

Share-based compensation

During the period ended June 30, 2020, the Company granted a total of 4,218,000 (2019 – 255,000) stock options with a weighted average fair value of $3.31 per option (2019 – $3.00).

The Company recognized share-based payments expense for options granted and vesting, net of recoveries on cancellations of unvested options, during the periods ended June 30, 2020 and 2019 with allocations to its functional expense as follows:

	For the three months ended June 30,		For the nine months ended June 30,
	2020	2019	2020	2019
Research and development expense	$363,526	$72,306	$1,545,421	$255,209
General and administrative	1,080,541	183,059	4,736,884	652,780
	$1,444,067	$255,365	$6,282,305	$907,989

The following weighted average assumptions were used for the Black-Scholes option-pricing model valuation of stock options granted:

	2020		2019
Risk-free interest rate	1.54%		2.55%
Expected life of options	10.00	years	10.00	years
Expected annualized volatility	77.00%		79.33%
Dividend	—		—

Warrants

Warrant transactions are summarized as follows:

		Weighted
	Number	Average
	of Warrants	Exercise Price*
Balance, September 30, 2018	2,663,937	$6.13
Warrants granted	11,919,404	0.0001
Warrants exercised	(2,188,999)	(0.002)
Warrants expired	(1,250)	(31.17)

Balance, September 30, 2019	12,393,092	$1.31
Warrants exercised	(61,965)	(4.00)

Balance outstanding and exercisable, June 30, 2020	12,331,127	$1.30

*	Warrants exercisable in Canadian dollars as at June 30, 2020 are translated at current rates to reflect the current weighted average exercise price in US dollars for all outstanding warrants.

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

8.	SHAREHOLDERS’ EQUITY (cont’d…)

Warrants (cont’d…)

At June 30, 2020, warrants were outstanding enabling holders to acquire common shares as follows:

Number
of Warrants		Exercise Price		Expiry Date
227,273	(1)	US$	66.00	January 14, 2023
7,477		US$	42.80	November 18, 2023
129,723		US$	4.00	January 9, 2023
47,250		US$	4.00	January 16, 2023
11,919,404		US$	0.0001	August 23, 2024
12,331,127

(1)	Detailed terms of the 2016 Warrants are included in Note 7.

9.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

There were no significant non-cash financing or investing activities during the nine months ended June 30, 2020.

During the period ended June 30, 2019, the Company:

a)	issued 1,652,530 common shares upon the cashless exercise of 1,653,999 pre-funded warrants; and

b)	incurred $914,280 in deferred share issuance costs through accounts payable and accrued liabilities.

10.	RELATED PARTY TRANSACTIONS

Included in accounts payable and accrued liabilities at June 30, 2020 is $29,000 (September 30, 2019 - $108,331) due to related parties with respect to key management personnel compensation and expense reimbursements. Amounts due to related parties are non-interest bearing, with no fixed terms of repayment.

11.	SEGMENTED INFORMATION

The Company works in one industry being the development of small molecule drugs for prostate cancer. The Company’s right of use asset is located in the USA.

12.	FINANCIAL INSTRUMENTS AND RISK

The Company’s financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued liabilities, long-term debt and derivative liabilities. The fair value of cash and cash equivalents, receivables and accounts payable and accrued liabilities approximates their carrying values due to their short term to maturity. The derivative liabilities are measured using level 3 inputs (Note 7).

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

ESSA PHARMA INC.

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in United States Dollars)

(Unaudited)

FOR THE NINE MONTHS ENDED JUNE 30, 2020

12.	FINANCIAL INSTRUMENTS AND RISK (cont’d…)

Financial risk factors

The Company’s risk exposures and the impact on the Company’s financial instruments are summarized below:

Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents, short-term investments and receivables. The Company’s receivables is mainly the balance remaining on the CPRIT Grant. The Company limits its exposure to credit loss by placing its cash with major financial institutions. The Company considers highly liquid investments with a maturity of up to twelve months when purchased to be short-term investments. As at June 30, 2020, cash and cash equivalents consisted of cash in Canada and the United States. and term deposits in Canada. Balances exceed amounts insured by the Canada Deposit Insurance Corporation for up to C$100,000 and by the Federal Deposit Insurance Corporation for up to $250,000. Amounts due from government agencies are considered to have minimal credit risk.

Liquidity risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As at June 30, 2020, the Company had working capital of $36,475,762. The Company does not generate revenue and will be reliant on external financing to fund operations. Debt and equity financing are dependent on market conditions and may not be available on favorable terms.

Market risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, and foreign exchange rates.

(a)	Interest rate risk

As at June 30, 2020, the Company has cash and cash equivalents balances and GICs which are interest bearing. Interest income is not significant to the Company’s projected operational budget and related interest rate fluctuations are not significant to the Company’s risk assessment.

(b)	Foreign currency risk

The Company’s foreign currency risk exposure relates to net monetary assets denominated in Canadian dollars. The Company maintains its cash and cash equivalents in US dollars and converts on an as needed basis to discharge Canadian denominated expenditures. A 10% change in the foreign exchange rate between the Canadian and U.S. dollar in relation to Canadian dollars held at June 30, 2020 would result in a fluctuation of $10,581 in the net loss recognized for the period. The Company does not currently engage in hedging activities.